J.B. HUNT
OVERVIEW



INVESTING IN INNOVATION

5-YEAR SPEND

- Enhance our operating system
- Advance our infrastructure
- Create innovative and disruptive technology


$136
$141
$223
$500 million

J.B. HUNT

ENHANCE OUR OPPERATING SYSTEM

SHIPPERS	CARRIERS	EMPLOYEES	3rd PARTIES

INTERNAL PLATFORM	CLOUD PLATFORM
Order Management Ops Execution Rating and Billing Connectivity	Security Asset Management Admin Search Procurement Human Relations Finance

J.B. HUNT 360°

J.B. HUNT

ADVANCE OUR INFRASTRUCTURE

- Smart Devices
- Cloud and Server Integration



FLEET EXECUTIVES
FLEET OPERATIONS MANAGER
FLEET MAINTENANCE
FUEL AND SAFETY MANAGERS
DRIVER
SERVICE CENTER TECHNICIAN
CUSTOMER SUPPORT CENTER
ENGINEERS

- Mobile Applications
- Asset Tracking

CREATE INNOVATIVE AND DISRUPTIVE TECHNOLOGY


My Shipments at a Glance

J.B. HUNT 360

MARKETPLACE

Freight Matching
Capacity Creation
Price Transparency

CONTROL TOWER

Supply Chain Visibility

ADVISOR

Mode Conversion
Forward Inventory Deployment
LTL Consolidation

J.B. HUNT®

THANK YOU



J.B. HUNT